Exhibit 99.1

News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Renee Robinson (303) 460-2476, rarobins@ball.com

Ball Reports Second Quarter Results

Highlights
●	Second quarter 2013 comparable earnings per diluted share of 85 cents vs. 89 cents in 2012

●	Demand for standard beverage cans remained weak in North America and Europe; Americas double digit specialty can growth continued

●	Aerospace contracted backlog at the end of the quarter remains solid at $966 million

●	Issued $1 billion in senior notes at 4 percent, and amended and extended senior credit facility

●	Full-year free cash flow still expected to be in the range of $450 million

BROOMFIELD, Colo., July 25, 2013 — Ball Corporation (NYSE:BLL) today reported second quarter net earnings attributable to the corporation of $95.1 million, or 63 cents per diluted share (including after tax charges of $32.6 million, or 22 cents per diluted share for business consolidation costs, debt refinancing costs and other activities) on sales of $2.2 billion, compared to $139.5 million, or 88 cents per diluted share, on sales of $2.3 billion in the second quarter of 2012. Results for the first six months of 2013 were net earnings attributable to the corporation of $167.1 million, or $1.10 per diluted share, on sales of $4.2 billion, compared to $227.8 million, or $1.42 per diluted share, on sales of $4.3 billion in the first six months of 2012.
Comparable 2013 earnings per diluted share for the second quarter and year-to-date were 85 cents and $1.43, respectively versus second quarter and year-to-date 2012 comparable earnings per diluted share of 89 cents and $1.52, respectively.
Details of comparable segment earnings, business consolidation activities and historical segment reporting can be found in the notes to the unaudited consolidated financial statements that accompany this news release.
“Despite continued weakness in some of our end markets, our second quarter results were largely in line with expectations and we expect improved results as we move into the second half,” said John A. Hayes, chairman, president and chief executive officer.

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 1

Metal Beverage Packaging, Americas & Asia
Metal beverage packaging, Americas and Asia, comparable segment operating earnings were $125.7 million in the second quarter on sales of $1.1 billion, compared to $136.8 million on sales of $1.2 billion in 2012. For the first six months, comparable segment operating earnings were $229.7 million on sales of $ 2.1 billion, compared to $242.3 million on sales of $2.3 billion during the same period in 2012.
Continued weak demand for standard 12-ounce beverage containers in North America drove segment performance during the quarter and led to additional actions to balance regional supply/demand. Volume continued to grow in emerging markets. Despite the seasonally weaker period in Brazil, customer demand remained strong year-over-year. The Alagoinhas plant’s second production line is on track to be operational by the beginning of the fourth quarter to meet customer needs. In China, the industry supply/demand imbalance continues to improve, despite recent softness in the local economy.
Metal Beverage Packaging, Europe
Metal beverage packaging, Europe, comparable segment results in the quarter were operating earnings of $51.8 million on sales of $508.7 million, compared to $56.0 million on sales of $511.7 million in 2012. Results for the first six months were comparable segment operating earnings of $82.7 million on sales of $911.6 million, compared to $98.5 million on sales of $926.2 million in 2012.
Second quarter comparable operating earnings were again impacted by slightly lower volumes, unfavorable mix and higher input costs. The segment continued to execute on cost-out initiatives during the quarter.
Metal Food & Household Products Packaging
Metal food and household products packaging comparable segment results in the quarter were operating earnings of $47.5 million on sales of $382.6 million, compared to $41.6 million on sales of $372.0 million in 2012. Year-to-date results were comparable segment operating earnings of $82.2 million on sales of $749.8 million, compared to $80.8 million on sales of $750.9 million in 2012.
Excellent manufacturing performance and high single-digit volume growth drove strong segment results in the quarter. Ball continues to aggressively manage its manufacturing footprint across the segment.
Aerospace and Technologies
Aerospace and technologies comparable segment results were operating earnings of $19.1 million on sales of $226.1 million in the quarter, compared to $20.2 million on sales of $210.3 million in 2012. For the first six months, comparable segment operating earnings were $37.0 million on sales of $457.5 million compared to $39.9 million on sales of $411.9 million during the same period last year. Backlog at the end of the quarter was $966 million.
Program execution and contracted backlog levels continue to provide ongoing business stability. During the quarter, Ball Aerospace continued to diversify its contract mix with the award of a contract from the Korea Aerospace Research Institute (KARI) to build the Geostationary Environment Monitoring

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 2

Spectrometer (GEMS) for the National Institute of Environmental Research in the Ministry of Environment of South Korea.

Outlook
“During the quarter, Ball amended and extended its senior credit facility and issued $1 billion in senior notes at 4 percent for 10 1/2 years, which provides the company with a competitive, long-term capital structure while increasing its financial flexibility,” said Scott C. Morrison, senior vice president and chief financial officer. “We will continue to emphasize returning the majority of our free cash flow to our shareholders via share repurchases and dividends.”
“Although market conditions were very challenging in the first half of 2013, we still expect full-year comparable diluted earnings per share to exceed full-year 2012 results,” Hayes said.
About Ball Corporation
Ball Corporation supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 15,000 people worldwide and reported 2012 sales of more than $8.7 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.

Conference Call Details
Ball Corporation will hold its regular quarterly conference call on the company’s results and performance on Thursday, July 25, at 9 a.m. Mountain Time (11 a.m. Eastern). The North American toll-free number for the call is 800-925-3017. International callers should dial 212-231-2922. Please use the following URL for a webcast of the live call:
http://edge.media-server.com/m/p/ykm26dma/lan/en
For those unable to listen to the live call, a taped replay will be available from 11 a.m. Mountain Time on July 25 until 11 a.m. Mountain Time on August 1. To access the replay, call 800-633-8284 (North American callers) or 402-977-9140 (international callers) and use reservation number 21661384. A written transcript of the call will be posted within 48 hours of the call’s conclusion to Ball’s website at www.ball.com in the investors section under “news and presentations.”

Forward-Looking Statements
This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Factors that might affect: a) our packaging segments include fluctuation in product demand; availability and cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; successful or unsuccessful acquisitions and divestitures; regulatory action or laws including tax, environmental, health and workplace safety, including U.S. FDA and other actions affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives; interest rates affecting our debt.
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Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 3

Condensed Financial Statements (Second Quarter 2013)

Unaudited Condensed Consolidated Statements of Earnings

	Three Months Ended		Six Months Ended
($ in millions, except per share amounts)	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012

Net sales	$2,202.4	$2,296.3	$4,193.4	$4,339.0

Costs and expenses
Cost of sales (excluding depreciation and amortization)	(1,798.9)	(1,890.8)	(3,442.4)	(3,578.5)
Depreciation and amortization	(74.5)	(66.5)	(147.0)	(135.5)
Selling, general and administrative	(102.9)	(98.6)	(212.2)	(198.2)
Business consolidation and other activities	(22.6)	(2.8)	(45.3)	(7.2)
	(1,998.9)	(2,058.7)	(3,846.9)	(3,919.4)

Earnings before interest and taxes	203.5	237.6	346.5	419.6

Interest expense	(47.7)	(44.7)	(92.5)	(90.0)
Debt refinancing costs	(26.7)	–	(26.7)	(15.1)
Total interest expense	(74.4)	(44.7)	(119.2)	(105.1)
Earnings before taxes	129.1	192.9	227.3	314.5
Tax provision	(30.8)	(50.0)	(48.9)	(78.0)
Equity in results of affiliates, net of tax	0.8	–	–	(0.2)

Net earnings from continuing operations	99.1	142.9	178.4	236.3

Discontinued operations, net of tax	–	(0.4)	0.1	(0.7)

Net earnings	99.1	142.5	178.5	235.6

Less net earnings attributable to noncontrolling interests	(4.0)	(3.0)	(11.4)	(7.8)

Net earnings attributable to Ball Corporation	$95.1	$139.5	$167.1	$227.8

Earnings per share:
Basic–continuing operations	$0.65	$0.90	$1.13	$1.46
Basic–discontinued operations	–	–	–	–
Total basic earnings per share	$0.65	$0.90	$1.13	$1.46

Diluted–continuing operations	$0.63	$0.88	$1.10	$1.43
Diluted–discontinued operations	–	–	–	(0.01)
Total diluted earnings per share	$0.63	$0.88	$1.10	$1.42

Weighted average shares outstanding (000s):
Basic	147,088	155,526	148,027	156,534
Diluted	150,305	158,981	151,262	159,943

Condensed Financial Statements (Second Quarter 2013)

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended
($ in millions)	June 30, 2013	July 1, 2012

Cash Flows from Operating Activities:
Net earnings	$178.5	$235.6
Discontinued operations, net of tax	(0.1)	0.7
Depreciation and amortization	147.0	135.5
Business consolidation and other activities	45.3	7.2
Deferred tax provision	7.9	12.7
Other, net	(39.4)	(49.3)
Changes in working capital	(394.6)	(267.3)
Cash provided by (used in) continuing operating activities	(55.4)	75.1
Cash provided by (used in) discontinued operating activities	(2.1)	(0.4)
Total cash provided by (used in) operating activities	(57.5)	74.7

Cash Flows from Investing Activities:
Capital expenditures	(201.1)	(138.5)
Business acquisitions, net of cash acquired	(12.6)	–
Other, net	(4.5)	(16.2)
Cash provided by (used in) investing activities	(218.2)	(154.7)

Cash Flows from Financing Activities:
Changes in borrowings, net	533.3	324.1
Purchases of common stock, net of issuances	(202.3)	(248.7)
Dividends	(38.0)	(31.2)
Other, net	(16.5)	(9.7)
Cash provided by (used in) financing activities	276.5	34.5

Effect of currency exchange rate changes on cash	(5.4)	3.2

Change in cash	(4.6)	(42.3)
Cash–beginning of period	174.1	165.8
Cash–end of period	$169.5	$123.5

Condensed Financial Statements (Second Quarter 2013)

Unaudited Condensed Consolidated Balance Sheets

($ in millions)	June 30, 2013	July 1, 2012

Assets

Current assets
Cash and cash equivalents	$169.5	$123.5
Receivables, net	1,123.9	1,143.1
Inventories, net	1,100.4	1,035.6
Deferred taxes and other current assets	225.7	209.5
Total current assets	2,619.5	2,511.7

Property, plant and equipment, net	2,306.1	2,203.7
Goodwill	2,334.9	2,222.3
Other assets, net	555.1	501.8

Total assets	$7,815.6	$7,439.5

Liabilities and Shareholders’ Equity

Current liabilities
Short-term debt and current portion of long-term debt	$358.5	$499.2
Payables and other accrued liabilities	1,408.9	1,389.3
Total current liabilities	1,767.4	1,888.5

Long-term debt	3,472.6	2,963.5
Other long-term liabilities	1,368.2	1,246.1
Shareholders’ equity	1,207.4	1,341.4

Total liabilities and shareholders’ equity	$7,815.6	$7,439.5

Notes to the Condensed Financial Statements (Second Quarter 2013)

1. Business Segment Information

On January 1, 2013, the company implemented changes to its management and internal reporting structure. As a result, the European extruded aluminum business is now included in the metal food and household products packaging segment. This business was previously included in the metal beverage packaging, Europe, segment. The segment results for the three and six months ended July 1, 2012, have been retrospectively adjusted to conform to the current year presentation.

	Three Months Ended		Six Months Ended
($ in millions)	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012

Net sales–
Metal beverage packaging, Americas & Asia	$1,086.3	$1,207.6	$2,081.5	$2,257.3
Metal beverage packaging, Europe	508.7	511.7	911.6	926.2
Metal food & household products packaging	382.6	372.0	749.8	750.9
Aerospace & technologies	226.1	210.3	457.5	411.9
Corporate and intercompany eliminations	(1.3)	(5.3)	(7.0)	(7.3)
Net sales	$2,202.4	$2,296.3	$4,193.4	$4,339.0

Earnings before interest and taxes–
Metal beverage packaging, Americas & Asia	$125.7	$136.8	$229.7	$242.3
Business consolidation and other activities	(11.0)	0.3	(12.5)	(1.4)
Total metal beverage packaging, Americas & Asia	114.7	137.1	217.2	240.9

Metal beverage packaging, Europe	51.8	56.0	82.7	98.5
Business consolidation and other activities	(1.2)	(0.9)	(2.9)	(2.7)
Total metal beverage packaging, Europe	50.6	55.1	79.8	95.8

Metal food & household products packaging	47.5	41.6	82.2	80.8
Business consolidation and other activities	(9.7)	–	(28.5)	–
Total metal food & household products packaging	37.8	41.6	53.7	80.8

Aerospace & technologies	19.1	20.2	37.0	39.9
Business consolidation and other activities	(0.2)	–	(0.2)	–
Total aerospace & technologies	18.9	20.2	36.8	39.9

Segment earnings before interest and taxes	222.0	254.0	387.5	457.4

Undistributed and corporate expenses and intercompany eliminations, net	(18.0)	(14.2)	(39.8)	(34.7)
Business consolidation and other activities	(0.5)	(2.2)	(1.2)	(3.1)
Total undistributed and corporate expenses, net	(18.5)	(16.4)	(41.0)	(37.8)

Earnings before interest and taxes	$203.5	$237.6	$346.5	$419.6

Notes to the Condensed Financial Statements (Second Quarter 2013)

2. Significant Business Consolidation Activities and Other Noncomparable Items

2013

The second quarter included charges of $7.1 million ($4.3 million after tax) to balance regional supply and demand in Ball’s metal beverage packaging, Americas, operations by eliminating 12-ounce beverage can production from the company's Milwaukee, Wisconsin, facility. The second quarter also included a charge of $5.9 million ($3.6 million after tax) to migrate certain employees from a multi-employer defined benefit pension plan to a Ball-sponsored defined benefit pension plan.

In February 2013, Ball announced that it will close its Elgin, Illinois, metal food and household products packaging facility in December 2013. The first quarter and second quarter included charges of $20.8 million ($12.6 million after tax) and $5.3 million ($3.3 million after tax), respectively, in connection with the closure.

The first quarter and second quarter also included charges of $1.1 million ($0.6 million after tax) and $2.0 million ($1.2 million after tax), respectively, related to the previously announced closure of Ball’s Columbus, Ohio, and Gainesville, Florida, metal beverage packaging, Americas, facilities and related voluntary separation programs.

Other items in the first quarter and second quarter included charges of $2.1 million ($1.6 million after tax) and $1.7 million ($1.3 million after tax) for the relocation of the company’s European headquarters from Germany to Switzerland, as well as additional tax expense of $1.9 million and $2.0 million, respectively, related to this relocation. Additionally, the first and second quarters included income of $2.0 million ($1.2 million after tax) and $1.5 million ($0.9 million after tax), respectively, related to the reimbursement of funds paid in 2012 for the settlement of certain Canadian defined benefit pension liabilities of previously closed facilities.

During the second quarter, Ball issued $1 billion of 4.00 percent senior notes due in November 2023 and tendered for the redemption of $375 million of 7.125 percent senior notes originally due in September 2016. The redemption of the bonds, as well as the renegotiation of Ball’s bank credit facilities in June, resulted in a charge of $26.7 million ($16.3 million after tax) for the call premium and the write off of unamortized financing costs and discounts.

2012

The first quarter and second quarter included charges of $2.5 million ($1.9 million after tax) and $2.9 million ($1.9 million after tax), respectively, incurred in connection with the relocation of the company’s European headquarters from Germany to Switzerland.

The first six months of 2012 also included net charges of $1.8 million ($1.0 million after tax) for ongoing costs related to previously closed facilities.

During the first quarter, Ball issued $750 million of 5.00 percent senior notes and tendered for the redemption of $450 million of 6.625 percent senior notes originally due in March 2018. The redemption of the bonds resulted in a charge of $15.1 million ($9.2 million after tax) for the call premium and the write off of unamortized financing costs and premiums.

A summary of the effects of the above transactions on after-tax earnings is as follows:

	Three Months Ended		Six Months Ended
($ in millions, except per share amounts)	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012

Net earnings attributable to Ball Corporation, as reported	$95.1	$139.5	$167.1	$227.8
Discontinued operations, net of tax	–	0.4	(0.1)	0.7
Business consolidation and other activities, net of tax	16.3	1.8	32.3	4.8
Debt refinancing costs, net of tax	16.3	–	16.3	9.2
Net earnings attributable to Ball Corporation before above transactions (Comparable Earnings)	$127.7	$141.7	$215.6	$242.5

Per diluted share before above transactions	$0.85	$0.89	$1.43	$1.52

Notes to the Condensed Financial Statements (Second Quarter 2013)

2. Significant Business Consolidation Activities and Other Noncomparable Items (continued)

A summary of the effects of the above transactions on earnings before interest and taxes is as follows:

	Three Months Ended		Six Months Ended
($ in millions)	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012

Earnings before interest and taxes, as reported	$203.5	$237.6	$346.5	$419.6
Business consolidation and other activities	22.6	2.8	45.3	7.2
EBIT before above transactions (Comparable EBIT)	$226.1	$240.4	$391.8	$426.8

Non-U.S. GAAP Measures—Non-U.S. GAAP measures should not be considered in isolation. They should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP and may not be comparable to similarly titled measures of other companies. Presentations of earnings and cash flows presented in accordance with U.S. GAAP are available in this earnings release and quarterly and annual regulatory filings.